                               EXTENSION AGREEMENT


     This Extension Agreement (the "Agreement") is entered into as of the 10th day of March 1997, by and among Oceanic Exploration Company, a Delaware corporation ("OEC"), Oceanic International Properties Corporation, a Colorado corporation and wholly-owned subsidiary of OEC ("OIPC"), and NWO Resources, Inc., an Ohio corporation ("NWO").

     WHEREAS, OEC, OIPC and NWO entered into that certain Modification Agreement dated September 19, 1995 which provided among other things that NWO would forbear collection of principal or interest on the Oceanic Notes until December 31, 1996 (subsequently extended to March 31, 1997 pursuant to an extension agreement dated December 11, 1996); and that OEC would diligently pursue its pending lawsuit against Denison Mines, Ltd. ("Denison"); and

     WHEREAS, OEC, OIPC and NWO have entered into two previous Extension Agreements dated December 27, 1995 and December 11, 1996; and

     WHEREAS, OEC has pursued its lawsuit against Denison as provided for in the Modification Agreement, and a judgment has been issued in OEC's favor by a lower court; which judgment has since been appealed by Denison; and

     WHEREAS, based on the initial outcome of the trial, the parties hereto are encouraged that the final determination will be in OEC's favor and wish to extend the period of forbearance on collection of principal or interest on the Oceanic Notes and allow OEC sufficient operating cash until such final determination has been received;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

     1. The period of time during which NWO will forbear collection of principal or interest on the Oceanic Notes shall be further extended for a period of twelve months commencing March 31, 1997 to March 31, 1998.

     2. Effective March 31, 1997 and until such time as a final determination is made by the Appellate Court, OEC will be allowed to keep 50% of any payment received from Denison for its Net Profits Interest (the "Denison Proceeds") for general working capital purposes. The remaining 50% of the Denison Proceeds will be applied by OEC and OIPC to paying accrued and unpaid interest and outstanding principal on the Oceanic Notes.

     3. Except as modified herein and in the Extension Agreements dated December 27, 1995 and December 11, 1996, the Modification Agreement will continue in full force and effect and the remaining terms, provisions, covenants and conditions shall remain unchanged.

     IN WITNESS HEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                       OEC

                                       OCEANIC EXPLORATION COMPANY


                                       By: /s/ Charles N. Haas
                                          -----------------------------------
                                           Charles N. Haas
                                           President


                                       OIPC

                                       OCEANIC INTERNATIONAL
                                       PROPERTIES CORPORATION


                                       By: /s/ Charles N. Haas
                                          -----------------------------------
                                           Charles N. Haas
                                           President


                                       NWO

                                       NWO RESOURCES, INC.


                                       By: /s/ John E. Jones
                                          -----------------------------------
                                           John E. Jones
                                           Secretary-Treasurer